Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Tectonic Therapeutic, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.0001 par value per share to be issued pursuant to the Tectonic Therapeutic, Inc. 2019 Equity Incentive Plan	Rule 457(h)(1)	696,907(2)	$3.37(5)	$2,348,576.59	$0.00014760	$346.65

	Equity	Common stock, $0.0001 par value per share to be issued pursuant to the Tectonic Therapeutic, Inc. 2024 Equity Incentive Plan	Rule 457(c) and (h)(1)	1,938,799(3)	$16.85(6)	$32,668,763.15	$0.00014760	$4,821.91

	Equity	Common stock, $0.0001 par value per share to be issued pursuant to the Tectonic Therapeutic, Inc. 2024 Employee Stock Purchase Plan	Rule 457(c) and (h)(1)	147,343(4)	$14.32(7)	$2,110,320.12	$0.00014760	$311.49

	Total Offering Amounts					$37,127,659.86		$5,480.05

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fees Due							$5,480.05

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Tectonic Therapeutic, Inc. (formerly AVROBIO, Inc., the “Registrant”), par value $0.0001 per share (“Common Stock”), that become issuable under the Registrant’s 2019 Equity Incentive Plan, as amended (the “2019 Plan”), 2024 Equity Incentive Plan (the “2024 Plan”) and 2024 Employee Stock Purchase Plan (the “2024 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2019 Plan.
(3)

Represents shares of Common Stock reserved for future grant under the 2024 Plan. The 2024 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2024 Plan on January 1 of each calendar year, from January 1, 2025 through (and including) January 1, 2034, in an amount equal to (a) 5% of the total number of shares of Common Stock of the Registrant issued and outstanding on December 31st of the preceding calendar year; or (b) a lesser number of shares of Common Stock determined by the registrant’s board of directors (the “Board”) prior to the date of increase.

(4)

Represents shares of Common Stock reserved for future grant under the 2024 ESPP. The 2024 ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2024 ESPP on January 1st of each calendar year, from January 1, 2025 through (and including) January 1, 2034, in an amount equal to the lesser of: (a) 1% of the total number of shares of Common Stock issued and outstanding on December 31st of the preceding calendar year; (b) a number of shares equal to 442,029 shares; or (c) such lesser number of shares of Common Stock as determined by the Board.

(5)

This estimate is made pursuant to Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 696,907 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2019 Plan, as of the date of this Registration Statement, are calculated using the weighted-average exercise price of such stock options of $3.37 per share.

(6)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on August 16, 2024, as reported on The Nasdaq Stock Market, which date is within five business days prior to the filing of this Registration Statement.

(7)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on August 16, 2024, as reported on The Nasdaq Stock Market, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2024 ESPP.